Exhibit 4.1

ZQ|CERT#|COY|CLS|RGSTRY|ACCT#|TRANSTYPE|RUN#|TRANS#
COMMON SHARES
PAR VALUE US $0.01
MARKIT®
COMMON SHARES
THIS CERTIFICATE IS TRANSFERABLE
IN CANTON, MA, JERSEY CITY, NJ AND
COLLEGE STATION, TX
Certificate
Number
ZQ00000000
MARKIT LTD.
INCORPORATED UNDER THE LAWS OF BERMUDA
Shares
**000000******************
***000000*****************
****000000****************
*****000000***************
******000000**************
THIS CERTIFIES THAT
MR. SAMPLE & MRS. SAMPLES & MR. SAMPLE & MRS. SAMPLES
CUSIP G58249 10 6
SEE REVERSE FOR CERTAIN DEFINITIONS
is the owner of ***ZERO HUNDRED THOUSAND ZERO HUNDRED AND ZERO***
FULLY-PAID AND NON-ASSESSABLE COMMON SHARES, PAR VALUE US $0.01 PER SHARE, OF THE SHARE CAPITAL OF
Markit Ltd. (hereinafter called the “Company”), held subject to the memorandum of association and bye-laws of the Company (copies of which are on file with the Company and with the Transfer Agent), and transferable in accordance therewith. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.
Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.
Chairman and Chief Executive Officer
Secretary
MARKIT LTD.
SEAL
2014
Bermuda
DATED DD-MMM-YYYY
COUNTERSIGNED AND REGISTERED:
COMPUTERSHARE TRUST COMPANY, N.A.
TRANSFER AGENT AND REGISTRAR,
By
AUTHORIZED SIGNATURE
1234567
markit® CUSIP XXXXXX XX X
Holder ID XXXXXXXXXX
Insurance Value 1,000,000.00
Number of Shares 123456
DTC 12345678 123456789012345
PO BOX 43004, Providence, RI 02940-3004
MR A SAMPLE Certificate Numbers Num/No. Denom. Total
DESIGNATION (IF ANY) 1234567890/1234567890 1 1 1
ADD 1 1234567890/1234567890 2 2 2
ADD 2 1234567890/1234567890 3 3 3
ADD 3 1234567890/1234567890 4 4 4
ADD 4 1234567890/1234567890 5 5 5
1234567890/1234567890 6 6 6
Total Transaction 7
SECURITY INSTRUCTIONS ON REVERSE

MARKIT LTD.

THE BOARD OF DIRECTORS MAY REQUIRE THE OWNER OF A LOST OR DESTROYED SHARE CERTIFICATE, OR HIS LEGAL REPRESENTATIVES, TO GIVE THE COMPANY A BOND TO INDEMNIFY IT AND ITS TRANSFER AGENTS AND REGISTRARS AGAINST ANY CLAIM THAT MAY BE MADE AGAINST THEM ON ACCOUNT OF THE ALLEGED LOSS OR DESTRUCTION OF ANY SUCH CERTIFICATE.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:
TEN COM	-	as tenants in common	UNIF GIFT MIN ACT	- Custodian
(Cust) (Minor)
TEN ENT	-	as tenants by the entireties		under Uniform Gifts to Minors Act
(State)
JT TEN	-	as joint tenants with right of survivorship and not as tenants in common	UNIF TRF MIN ACT	- Custodian (until age ) (Cust)
under Uniform Transfers to Minors Act
(Minor) (State)
Additional abbreviations may also be used though not in the above list.

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE
For value received, hereby sell, assign and transfer unto

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE, OF ASSIGNEE)

Shares
represented by the within Certificate, and such shares are subject to the memorandum of association and the bye-laws of the Company and are transferable in accordance therewith.

Dated		20

Signature(s) Guaranteed: Medallion Guarantee Stamp

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15.

Signature:
Signature:
	Notice:	The signature to this assignment must correspond with the name as written upon the face of the certificate, in every particular, without alteration or enlargement, or any change whatever.